Exhibit 99.1

Trilogy Metals Provides Update on Project Activities

VANCOUVER, March 19, 2019 /CNW/ - Trilogy Metals Inc. (TSX/NYSE American: TMQ) ("Trilogy Metals", "Trilogy" or the "Company") is pleased to provide an update on its project activities. Preparations are already underway to prepare the Bornite camp to accommodate the 2019 field programs on the Company's 100%-owned Upper Kobuk Mineral Projects located in Northwest Alaska. All amounts are in US dollars.

Bornite Project

Following the Company's announcement on March 5, 2019 of the results from the metallurgical program at the Bornite Project, the Company has now completed an analysis on the copper and cobalt resource incorporating the updated copper and cobalt metallurgical results and the drill results from the 2017 and 2018 drill campaigns.  Results for the Bornite resource estimate show that at an open pit cut-off grade of 0.5% copper and a below pit cut-off grade of 1.5% copper, there is no significant change in the size and grade of the current resource estimate at Bornite.  These results also show that at a below pit cut-off grade of 0.5% copper, there is the potential for a significant increase in lower grade copper mineralization.  The 2017 and 2018 drilling campaigns at Bornite were focused on the expansions of the known deposit and many of the drill holes are still too widely spaced apart to be included in an updated resource estimate.  See Table 1 and 2 for the Company's current estimate of the copper and cobalt mineral resources and the technical report titled "NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA" with an effective date of June 5, 2018, released on July 20, 2018.

The 2019 program and budget of $9.2 million for Bornite will be mainly directed at i) approximately 10,000 meters or 12 holes of infill and expansion drilling in the deposit; ii) additional metallurgical work to optimize copper recoveries and the determination of next steps for the recovery of cobalt; and iii) initial engineering studies to prepare Bornite for a preliminary economic assessment once the work from the 2019 work programs are completed, including drill results, metallurgical program updates, a resource update and ongoing environmental baseline data collection.

Table 1: Estimate of Copper Mineral Resources for the Bornite Deposit

Type	Cut-off (Cu%)	Tonnes (million)	Average Grade Cu (%)	Contained Metal Cu (Mlbs)
In-Pit	0.5	40.5	1.02	913
Total Indicated		40.5	1.02	913
In-Pit	0.5	84.1	0.95	1,768
Below-Pit	1.5	57.8	2.89	3,683
Total Inferred		141.9	1.74	5,450
(1)	Resources stated as contained within a pit shell developed using a metal price of US$3.00/lb Cu, mining costs of US$2.00/tonne, milling costs of US$11/tonne, G&A cost of US$5.00/tonne, 87% metallurgical recoveries and an average pit slope of 43 degrees.
(2)	Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves.
(3)	It is reasonably expected that the majority of Inferred mineral resources could be upgraded to Indicated mineral resources with additional exploration.

Table 2: Estimate of Inferred Cobalt Mineral Resources for the Bornite Deposit

Type	Cut-off (Cu%)	Tonnes (million)	Average Grade Co (%)	Contained Metal Co (Mlbs)
In-Pit	0.5	124.6	0.017	45
Below-Pit	1.5	57.8	0.025	32
Total Inferred		182.4	0.019	77
(1)	Resources stated as contained within a pit shell developed using a metal price of US$3.00/lb Cu, mining costs of US$2.00/tonne, milling costs of US$11/tonne, G&A cost of US$5.00/tonne, 87% metallurgical recoveries and an average pit slope of 43 degrees.

Arctic Project

The Company has commenced preparations for the summer field season at the Arctic Project. Specifically, the Company will continue to advance engineering and environmental work in 2019 in support of completing a feasibility study and preparing the Arctic Project for permitting. The total budgeted amount for these activities is estimated to be $7.0 million. The Company will undertake additional hydrological and geotechnical work at the site along with water management, tailings facility and waste rock containment analysis and design. Additional metallurgical test work to verify ore hardness and grinding characteristics is currently on-going with materials from the project. The Company expects to complete the feasibility study in the first half of 2020.

Ambler District Exploration Program

The Company will complete a $2 Million exploration program along the 100-kilometer Ambler volcanogenic massive sulphide ("VMS") Belt funded equally by Trilogy and South32.  This program will include a district-wide VTEM and ZTEM geophysical surveys flown on 200 and 400 meter line spacing over both the Cosmos Hills and the Ambler Belt.  Both surveys are electromagnetic surveys that have proven to be successful in identifying targets and mineralization in VMS districts.  This survey is expected to start in mid-April and be completed by the beginning of May.  The data will then be processed to identify and prioritize drill targets for follow up geologic mapping, soil geochemistry and drilling – including on known historic resources previously identified along the 100-kilometer long belt (Figure 1).

Figure 1. Location of Historic Resources at the Ambler VMS Belt (CNW Group/Trilogy Metals Inc.)

1.	Source: Anaconda Copper Mining Company ("ACM"), ACM Internal Report, 1981
2.	Source: Kennecott Mines Company ("KMC"), KCM Internal Report, 1985
3.	Source: Kennecott Mines Company ("KMC"), KCM Internal Report, 1997
4.	Source: Bear Creek Mining Company ("BCM"), BCM Progress Report, 1983
5.	Source: Kennecott Mines Company ("KMC"), KCM Internal Report, 1997
6.	Source: North of 60 Mining News, September 7, 2018. The Sun project is 100%-owned by Valhalla Metals Inc. Inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of inferred resources will ever be upgraded to a higher category. See "Cautionary Note to United States Investors."
7.	"Arctic Project, Northwest Alaska, USA, NI 43-101 Technical Report on Pre-Feasibility Study". See the news release at https://Trilogy PR February 20, 2018 and the technical report which is available on the Company's website at https://trilogymetals.com/assets/docs/2018-04-06-Arctic-NI-43-101-TechReport.pdf or on the Company's profiles at www.sedar.com and www.sec.gov.

A Qualified Person has not done sufficient work to classify the above historical estimates (Smucker, Horse Creek, Sunshine, Shungnak and BT) as current mineral resources or mineral reserves. Trilogy is not treating these historical estimates as current mineral resources or mineral reserves, has not verified the above historical resource estimates and is not relying on them. The historical estimates were prepared prior to the adoption and implementation of National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101") and do not use categories that conform to the current Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves. Additional work, including drilling, would need to be carried out on these historical resources to make them complaint with NI 43-101.

Ambler Mining District Industrial Access Project

Over the last few months, the Company has been in contact with the various agencies involved in the permitting of the Ambler Mining District Industrial Access Project ("AMDIAP"). According to the Bureau of Land Management ("BLM"), which is the lead agency, the permitting of the AMDIAP is moving along on schedule. The Preliminary Draft Environmental Impact Statement ("EIS") is expected to be made available to all the cooperating agencies by the end of April 2019, including: the Bureau of Land Management, the US Army Corp of Engineers, the US Park Service, the US Department of Transportation, the US Coast Guard and the US Fish and Wildlife Service; State agencies – the Department of Natural Resources and the Department of Environmental Conservation; the Northwest Arctic Borough; and several participating Tribal entities. According to the BLM, the draft EIS is expected to go out for public comment during the summer and be completed in the late summer/early fall 2019 with the final EIS expected by the end of 2019. Shortly after the final EIS has been issued, the Company expects the BLM to issue the Record of Decision for the Right-of-Way across federal BLM managed lands and the Army Corp. of Engineers to issue the 404 Wetlands Dredge and Fill Permit as per the Clean Water Act.

Qualified Persons

Andrew W. West, Certified Professional Geologist, Exploration Manager for Trilogy Metals Inc., is a Qualified Person as defined by National Instrument 43-101. Mr. West has reviewed the technical information in this news release and approves the disclosure contained herein.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration and development company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, planned expenditures and the anticipated drilling, survey and other activity at the Company's properties and the timing thereof, the timing and the filing of updated reports on the Company's projects, the future price of copper and cobalt, the estimation of mineral reserves and mineral resources, the realization of mineral reserves and mineral resource estimates, the potential increase in copper mineralization at the Bornite Project, costs of production, capital expenditures, costs and timing of the development of projects, are forward-looking statements. The metallurgical results discussed in this press release should not be considered representative of other drilling results for the 2019 drilling campaign. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration plans and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving success of exploration, development and mining activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses; mineral reserve and resource estimates and the assumptions upon which they are based; assumptions and discount rates being appropriately applied to the pre-feasibility study; our assumptions with respect to the likelihood and timing of the AMDIAP; capital estimates; prices for energy inputs, labour, materials, supplies and services the interpretation of drill results, the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties as well as the construction of the access road; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2018 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended ("CIM Definition Standards"). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that all or any part of "measured" or "indicated resources" will ever be converted into "reserves". Investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by Trilogy Metals in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Arctic does not have known reserves, as defined under SEC Industry Guide 7.  Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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For further information: Company Contact: Patrick Donnelly, Vice President, Corporate Communications & Development, patrick.donnelly@trilogymetals.com, 604-630-3569; 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 19-MAR-19